UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d)of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2019

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Kforce Inc.
Exact name of registrant as specified in its charter

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Florida	000-26058	59-3264661
State or other jurisdiction of incorporation	Commission File Number	IRS Employer Identification No.

1001 East Palm Avenue, Tampa, Florida 33605
Address of principal executive offices Zip Code

Registrant’s telephone number, including area code: (813) 552-5000

N/A
Former name or former address, if changed since last report
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company. ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.
On April 23, 2019, Kforce Inc. held its Annual Meeting of Shareholders. As of the record date of February 22, 2019, 25,876,277 shares of Kforce's Common Stock were outstanding and entitled to vote. Of this amount, 22,897,676 shares, representing 88.49% of the total number of shares outstanding and entitled to vote, were represented in person or by proxy constituting a quorum. Set forth below are the voting results from the proposals presented for a shareholder vote at such meeting.
The following tables set forth the votes cast with respect to each of these matters:

Matter	FOR	WITHHELD	BROKER NON-VOTES
(1) Elect three Class I directors to hold office for a three-year term expiring in 2022
Randall A. Mehl	21,471,906	411,681	1,014,089
Elaine D. Rosen	20,142,733	1,740,854	1,014,089
Ralph E. Struzziero	20,127,640	1,755,947	1,014,089

Matter	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
(2) Ratifying the appointment of Deloitte and Touche LLP as Kforce's independent registered public accountants for 2019.	22,545,678	344,157	7,841	—

Matter	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
(3) Advisory vote on Kforce's executive compensation.	20,955,351	699,309	228,927	1,014,089

Matter	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
(4) Approve the Kforce Inc. 2019 Stock Incentive Plan.	19,742,539	2,138,323	2,725	1,014,089

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KFORCE INC.
(Registrant)

Date: April 26, 2019	By:	/s/ DAVID M. KELLY
David M. Kelly,
Senior Vice President, Chief Financial Officer (Principal Financial Officer)

KFORCE INC.
(Registrant)

Date: April 26, 2019	By:	/s/ JEFFREY B. HACKMAN
Jeffrey B. Hackman,
Senior Vice President, Finance and Accounting (Principal Accounting Officer)